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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sanmina-SCI Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-13160, 333-61042, 333-50282, 333-39316, 333-95467, 333-84221, 333-84039, 333-76279, and 333-71313) and Form S-8 (No. 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, and 333-23565) of Sanmina-SCI Corporation of our reports dated November 28, 2007, with respect to the consolidated balance sheets of Sanmina-SCI Corporation as of September 29, 2007 and September 30, 2006, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended September 29, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 29, 2007, which reports appear in the September 29, 2007 annual report on Form 10-K of Sanmina-SCI Corporation. Our report dated November 28, 2007 refers to accounting changes upon adoption of Statement of Financial Accounting Standards (SFAS) No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132R in fiscal 2007, adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements in fiscal 2007, and adoption of SFAS No. 123R, Share-Based Payment at the beginning of fiscal 2006.

/s/ KPMG LLP
Mountain View, California
November 28, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM